UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2012

PetroLogistics LP

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-35529 (Commission File Number)	45-2532754 (IRS Employer Identification No.)

600 Travis Street, Suite 3250

Houston, TX 77002

(Address of principal executive office) (Zip Code)

(713) 255-5990

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01          Other Events.

PetroLogistics LP (the “Partnership”) announced today that it temporarily brought its propane dehydrogenation facility down for unscheduled repairs on Monday, December 17, 2012 as a result of damage to a compressor.  The Partnership believes that all repairs can be completed in approximately 3 weeks and at a cost of approximately $2 million, however, at this time the Partnership cannot provide assurances as to the exact amount of time for repairs or the total cost of repairs.  For the balance of December the Partnership intends to supply its propylene customers’ nominations out of its inventory.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROLOGISTICS LP

	By:	PetroLogistics GP LLC,
Its General Partner

Dated: December 18, 2012
	By:	/s/ Richard Rice
Name: Richard Rice
Title: Senior Vice President, General Counsel and Corporate Secretary